SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 25, 2001

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 9. Regulation FD Disclosure

Crown American Realty Trust hereby furnishes the text and commentary for a presentation made at the Company's Annual Shareholder meeting in Johnstown, Pennsylvania.

CROWN AMERICAN
REALTY TRUST

ANNUAL SHAREHOLDER MEETING

April 25, 2001

Safe Harbor Statement

This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

While I regret that this slide is necessary, in the current environment we do need to remind everyone that the forward looking comments in today's presentation are intended to be within the meaning of the SEC's safe harbor provisions.

Today's Presentation

  Review of 2000 and First Quarter 2001 Operating and Financial Results
  Update on Current Trends and Growth Opportunities

This morning I will briefly review with you our 2000 financial and operating results and the results for the first quarter of 2001 which were released on Monday of this week. I will also discuss current business trends and our growth opportunities

Dividends

  Common share dividends
  Board just approved dividend increase of $0.01 per year, or 1.2%
  Our third consecutive annual dividend increase
  Preferred share dividends
  $5.50 per preferred share - annual rate
  Tax treatment of dividends in 2000
  Common: 100% non-taxable return-of-capital
  Preferred: 80% taxable income

First, I am very pleased to report that our Board of Trustees voted to increase the annual common dividend from $0.83 to $0.84, a 1.2% increase. This increase will be in effect for the dividend payable in June, and is our third consecutive annual increase.

Our dividends continue to have tax benefits for individual investors. 100% of the common dividends paid in 2000 represented a non-taxable return of capital distribution. 80% of the preferred share dividends represented taxable dividends.

While we cannot predict the tax aspects of our 2001 dividends with a high degree of certainty at this time, we do expect that a significant portion of the common dividends in 2001 will continue to represent a non-taxable return of capital.

Revenue and FFO Growth

2000 1999 1998

Revenues ($M) $170.4 $157.9 $145.8

FFO Per Share $1.34 $1.22 $1.18

FFO % change +9.8% +3.4% +2.6%

Same Center NOI +7.2% +7.0% +3.5%

  2000 Revenues - up 7.9%
  2000 FFO - up 9.8%

While our positive operating trends started in 1997, 1998 was the turnaround year for FFO growth, and 1999 and 2000 were great years for Crown.

Total revenues were up 7.9% in 2000.

Same center NOI growth trends are strong.

Financial Results - First Quarter 2001

1Q01 1Q00

Revenues ($M) $ 44.0 $ 41.4

FFO Per share $0.34 $ 0.30

First Quarter 2001 compared to First Quarter 2000:
  Revenues up 6.4%
  Same center NOI up 2.5%
  FFO per share up 13%
  Impact of Lease Buyouts and prior year restructuring charges

Our first quarter results continued the trend of 2000, with first quarter 2001 revenues up 6.4% over 1Q00 and same center Net Operating Income, or NOI, up 2.5%. FFO per share was up 13%.

While the numbers are strong, it's important to note that this quarter's FFO results was impacted $0.02 per share in non-recurring lease buyout income, and first quarter 2000 was impacted by $0.01 in restructuring costs for home office work-force reductions and other cost savings actions that we have taken. Thus, most of the improvement in FFO per share relates to special items.

I'll have more to say on the outlook for the rest of 2001 a little later in this presentation.

Five Year Financial Results

  Strong revenue and EBITDA growth since 1997
  Beginning to bear the fruits of past heavy capital spending on the properties.

	'96	'97	'98	'99	'00
Revenues	$134	$130	$146	$158	$170
EBITDA	91.50	88.00	98.50	108.30	117.10

Looking at the five year trends, you can see that we have had consistent growth in revenues, EBITDA, and FFO since 1997.

I'm going to explain later the underlying operating trends that are driving these positive results.

Positive Trends Continuing

  Growing FFO
  Strong "same center" NOI growth
  Higher leasing activity and occupancy
  Higher average base rents
  Higher tenant sales
  Improved tenant quality
  Enhanced quality of earnings

The Company's performance has never been stronger.

We've enjoyed solid operating performance trends over the last few years, and we see most of those positive trends continuing into 2001.

Let me address each of these key trends in more detail.

Strong Real Estate Leasing

  Leasing has been strong for last 4 years
  Out-for-signature leases (our revenue pipeline) continue to be good
  Leasing has slightly declined as space available is dropping due to higher occupancy
	95	96	97	98	99	'00
New Leases	$5.90	$5.30	$8.40	$12.10	12.9	10.8
Renewals	$3.10	$3.20	$6.60	$11.40	7.4	7.3

We have been focused intensely on our mall shop leasing during the last few years, as this chart clearly shows.

We've had three very strong years, and the leasing pipeline - out for signature deals, still remains very good, even as the remaining available space is diminishing due to our past leasing successes.

We've also been working hard to improve the tenant mix in addition to growing occupancy, and I'll have more to say on that in a few minutes.

However, with the current economic climate, we are planning the business conservatively as to new leasing.

Higher Mall Shop Occupancy

  Mall shop occupancy now at 85%
  12 malls with mall shop occupancy > 90%
  Total portfolio occupancy > 92%
	95	96	97	98	99	'00	1Q00
Occupancy	82%	76%	79%	82%	84%	86%	85%

The results of our leasing efforts show up in several ways.

Mall Shop occupancy has been growing consistently since late 1996 and ended 2000 at 86%, an all-time high. As expected, occupancy did decline slightly at March 31, 2001 to 85%. While our goal remains to achieve 87% occupancy by year end, we are more conservative in our planning.

At year end we had 12 properties, representing over 45% of the total portfolio GLA, with mall shop occupancies over 90%.

When anchors and freestanding space are both factored in, our total portfolio occupancy at quarter end was over 92%

Higher Mall Shop Base Rent

  Portfolio average: $19.57 psf at 3/31/01, up 4.0% from 3/31/00
  Up every quarter since IPO
	94	95	96	97	98	99	'00	1Q01
Base Rents	14.61	15.1	15.85	16.82	17.54	18.63	19.44	19.57

Our leasing results also get reflected in higher average base rent, up every quarter since our IPO in 1993.

Average mall shop base rent for the total portfolio ended the quarter $19.57 per square foot, up 4.0% in one year, and up 22.6% in four years.

Uplift on Leasing

  $20.14 psf average base rents on new & renewal leases during 1998 to 2000
  Up $3.86 or 24% over old base rent on closed and renewed tenants during same period
  Net effective rent:
  Base rent psf, less amortization of tenant allowances and leasing commissions
  Net effective rent on 2000 new leases: $17.50 psf
  Compares to $18.53 psf in 1999 and $16.80 psf in 1998
  Net effective rent was $29.42 in 1Q01

We continue to get significant uplift on leases that close and renew.

We achieved $20.14 per foot average rates on new and renewal leases from 1998 to 2000.

This is $3.86 higher, or 24%, compared to the old base rents for tenants that closed and tenants that renewed.

Net effective rent, which is the annual base rent on new leases, less the annual amortization of tenant allowances and lease acquisition costs, was down slightly in 2000 but continues a positive growing trend.

Our leasing bonus plan has been revised to emphasize net effective rents, or contribution to EVA. Again, this is consistent with our efforts to grow cash flow, and not buy "earnings growth."

Higher Mall Shop Tenant Sales

  Comp Mall Shop Sales psf
  1998: Up 6.1% to $242
  1999: Up 6.6% to $258
  2000: Up 2.4% to $265
  1Q01: Up 4.5% over 1Q00
  7 Centers over $300 psf
  ICSC Regional Mall sales growth
  1998: Up 2.8%
  1999: Up 2.4%
  2000: Up 1.6%
	'94	'95	'96	'97	'98	'99	'00
Comp Sales	$204	$206	$217	$228	$242	$258	$265

Our mall shop tenant sales have been growing rapidly since 1995. Up 4.5% in the first quarter of 2001 vs. first quarter of 2000. On a full year basis, tenant sales were up 2.4% in 2000, 6.6% in 1999 and 6.1% in 1998. This strong trend demonstrates that we have been increasing the number of stronger, more productive tenants in our portfolio, such as the GAP, Victoria's Secret, Bath and Body, American Eagle Outfitters, and others.

Our mall shop sales growth has significantly outpaced the ICSC shopping center sales index for the last few years.

Percentage Rents

  Percentage rents are growing in total $
  But less than 5% of total revenues
  Growth in mall shop percentage rents reflects improved tenant quality and sales growth
	'95	'96	'97	'98	'99	'00
Mall shops	$2.50	$2.70	$3.10	$3.30	$3.70	$4.90
Anchors	$4.00	$3.80	$3.50	$3.90	$3.40	$3.40

Our percentage rents have been growing modestly since 1995 and totaled $8.2M in 2000

As a percent of revenues, percentage rents are still rather modest, less than 5%

We have factored in conservative sales trends for our 2001 percentage rent and FFO forecasts.

Lower Occupancy Costs for Tenants

  Tenants' occupancy costs decreasing at same time their sales are increasing
  Crown's malls are affordable for tenants
  Potential for raising future rents
	95	96	97	98	99	00	1Q01
Occupancy Cost %	11.10%	10.60%	10.40%	10.30%	10.10%	10.20%	9.90%

Despite the growing rental rates, our tenants' occupancy costs have been declining. This reflects their rapidly growing sales levels and our continuing cost containment efforts at the property level.

Our malls are affordable and profitable for our tenants.

We are not intentionally driving the occupancy costs downward, and in fact, we believe that we can reverse this trend through continuing to drive rental rates up. In the short run, however, tenant sales have grown faster than our ability to raise rents from rollovers or new deals.

We further believe that because of fixed operating costs, as tenants average sales levels increase, they can afford a higher occupancy cost percentage and still maintain appropriate profit levels. We plan to take advantage of this in future leasing.

Tenant Quality and Diversity

Top 25 Revenue-Generating Tenants*

  Sears, Roebuck and Co. 5.2%
  J.C. Penney, Inc. 4.1%
  The Limited Stores, Inc. 3.1%
  The Bon-Ton 2.9%
  The Gap/Old Navy 2.7%
  Venator Group 2.6%
  Trans World Entertainment 2.3%
  Victoria's Secrets/Bath & Body 2.3%
  Hallmark-Owned Stores 1.6%
  Shoe-Show of Rocky Mt. 1.6%
  Borders Group, Inc. 1.4%
  Zales 1.4%
  Kay-Bee Toys 1.3%
  May Department Stores Co. 1.3%
  American Eagle Outfitters 1.3%
  Fashion Bug 1.2%
  The Finish Line, Inc. 1.2%
  Payless Shoesource 1.1%
  Sterling Jewelers 1.0%
  American Outfitters 1.0%
  Regis Stores 0.9%
  Tandy Corporation 0.9%
  Value City Dept Stores 0.9%
  Deb Shops Inc. 0.9%
  Claires, Inc. 0.9%

Total Top 25 45.1%

* For 12 months ended December 31, 2000

For several years now we've been disclosing our "Top 25 Revenue Generating Tenants." We update the list every 6 months.

The credit quality of the tenants in the Top 25 is strong and much improved from 4 to 5 years ago.

Improved Tenant Quality & Diversity

  Occupancy growth was combined with stronger tenants and more diverse tenants
  Top 25 Tenants generated 49% of revenues in 1997, down to 45% in 2000
  Examples of growing tenant quality:
  GAP/Old Navy:
  1.0% of revenues in 1998 to 2.7% of revenues by 2000
  American Eagle Outfitters:
  0.7% of revenues in 1998 to 1.3% of revenues by 2000

We been improving tenant diversity and tenant quality.

The Top 25 tenants represented almost half of our revenues in 1997, but only 45% by mid-2000.

Within the Top 25, improved quality is reflected by the trends of such strong branded retailers like The Gap and American Eagle Outfitters, who are a growing presence in our malls.

GAP and Old Navy

  Growing presence in Crown Malls
  20 "GAP" units leased
  Average sales were $475 psf in 2000
  6 Old Navy stores leased and opened
  Sales exceeded expectations and averaged $412 psf for 2000
  Contributed significantly to percentage rent in 2000

The GAP and Old Navy are an excellent example of how we have expanded the number of strong branded tenants in our portfolio.

The Old Navy stores that were added last year have been particularly strong performers.

All the Old Navy's were in percentage rent in their first year of operation which positively impacted our percentage rent income in 2000.

Theaters in Crown Malls

  12 theaters now open in the portfolio:
  4 are stadium seating -new state of art facilities
  108 screens in total
  $3.8M in annualized base rents (2.2% of total revenues)
  These 12 locations tend to be relatively strong and dominant in their market areas
  4 theater locations being recycled in the portfolio:
  AMC at Newport News VA - bought out their lease - 9/00
  General Cinema at Wilkes Barre, PA
  closed 2 small theaters in 10/00 and bought out the leases in 1Q01
  Hoyt Cinema in Frederick, MD - lease expired 4/00
  We have replacement prospects for all 4 closed theaters

Theaters have been the news a lot lately. We have moderate exposure to theaters in our portfolio - only 2.2% of total revenues. Our exposure is widely diverse, with no one chain accounting for more than $1.0 million in rents.

It is clear that some obsolete or out-positioned theaters will be closed throughout the country as the industry consolidates and goes through a financial shake-out, which will strengthen the industry in the longer run.

We have proactively and conservatively identified a few theaters in our portfolio that may be at risk and begun to develop alternative uses and tenants.

For example, at our mall in Newport News, Virginia, AMC bought-out their existing theater lease which was obsolete due to the recent opening of a large multiplex nearby. However, we already identified Old Navy as a potential replacement tenant.

In addition, we have taken into account potential theater closings in our internal forecasts for 2001 and beyond.

Theaters in Crown Malls

Property Theater No. of Screens

Capital City United Artist 6

Chambersburg Carmike 7

Crossroads Marquee 6

Logan Valley Carmike 8

Lycoming United Artist 4

New River Valley Regal 10

Oak Ridge Cinemark 14 (Stadium seating)

Schuylkill United Artist 4

Uniontown Carmike 6

Valley RC Theater 16 (Stadium seating)

Wash. Crown Center Wallace 14 (Stadium seating)

West Manchester Regal 13 (Stadium seating)

Totals 12 108

Here are the details of our remaining theater tenants and the operator for each location.

JCPenney, Montgomery Ward

  None of our 21 JCP stores impacted by their latest store closing announcement
  JCPenney turn-around would be plus for Crown
  Currently we get almost no percentage rent from JCP
  Alan Questrom - Retail turn-around "guru"
  JCPenney stock at near 52 week highs
  Montgomery Ward - 1 tenant owned store
  Sears will take over this location in Valley Mall, Hagerstown, MD

Other tenants have also been in the news recently.

We were unaffected by the recent JCPenney store closing announcement. We look at JCP as potential upside for us since we don't get percentage rents. We also respect Alan Questroms' turn-around talents. Plus, JCP's rising stock price indicates to us that some equity investors are betting on a turnaround.

We had only one Montgomery Ward store in the portfolio, which is tenant owned, and located in Hagerstown MD. Sears will take over this location and will open spring 2002.

None of the store closings recently announced by Sears impacted Crown either, as nearly all of those 89 stores were hardware and NTW automotive stores. In 2000, Sears comp sales were up nearly 1% in our portfolio.

Bugle Boy and Paul Harris have announced Chapter 11 and are liquidating. We are working to release these spaces, but have been conservative in our releasing assumptions for this year.

Temporary & Seasonal Leasing

  Strong growth trends despite shrinking space inventory:
  2000 - $10.1M, up 1.3%
  1999 - $9.9M, up 5.3%
  1998 - $9.4M, up 2.2%
  1997 - $9.2M, up 9.5%
  1996 - $8.4M, up 23.1%
  Mitigates mall shop vacancy
  Incubates permanent tenants
  Investment in RMU's

Temporary and seasonal leasing continues to be a major contributor for us, even as the availability of in-line space for these tenants is declining as our permanent leasing occupancy grows. This business is highly profitable, with little to no investment required.

To grow revenues, we have been aggressively raising rates to reflect the overall stronger mall sales and consumer traffic, and have been pushing for more temporary tenants during periods other than the traditional holiday season.

We've stepped up our use of RMU's - another name for movable kiosks - which allows us to place more temporary tenants in the common areas and at the same time improve the overall presentation of their merchandise.

Sponsorship Programs

  Using our malls and the 110+ million annual shopper visits to generate third party revenues
  $766K in revenues for 2000, up 71% from 1999
  Examples:
  Pepsi - portfolio-wide sponsorship and vending machine commissions
  Portfolio-wide ATM contract with regional bank
  Interactive Internet Kiosks
  In-mall advertising displays
  Local sponsorships:
  Community rooms, kids' clubs, seating areas, strollers
  Health care organizations - mall walker sponsors

We get millions of consumer visits annually to our properties. This creates opportunities for new "sponsorship" revenue sources.

Sponsorship revenues contributed over two cents per share to FFO in 2000, and we believe we have only begun to tap the potential of this area.

Development and Anchor Repositioning

  Washington Crown Center, Washington, PA
  New May Co. anchor (140,000 sq. ft. Kaufmann's)
  New stadium seating theater opened May 2000
  Remerchandised mall shop leasing
  Renovated center
  Valley Mall, Hagerstown, MD
  New May Co. anchor (120,000 sq. ft. Hecht's)
  New stadium seating theater opened May 2000
  New mall shop & food court space. Nearly 100% leased or committed
  8 new out-parcels for lease or sale

These next two slides summarize some the recent redevelopment projects that we've completed in the portfolio.

The Washington Crown Center redevelopment and the Valley Mall expansion represent the last of our planned major capital spending projects.

We are now reaping the rewards of the heavy capital spending we incurred in recent years to improve our portfolio.

Development and Anchor Repositioning

Other Recently Completed Projects include:
  Patrick Henry Mall, Newport News VA
  New May Co. anchor (140,000 sq. ft .Hecht's) - Opened 11/98
  Dillards replaced Proffitt's - Opened 4/98
  29,000 sq. ft. of new mall shop space opened 11/98
  JCPenney replaced Uptons in 2000
  Nittany Mall, State College PA
  Value City store bought and demolished in 1998 to allow for new May Co. (Kaufmann's)
  Other anchors - Sears, Bon-Ton, JCPenney
  May Co. built its own store - opened Spring 1999

Other recently completed projects include adding new May Company anchors to Patrick Henry Mall in late 1998 and to Nittany Mall in early 1999.

The Patrick Henry project also included 29,000 square feet of additional mall shop space which is all leased.

Patrick Henry Mall averaged $379 per square foot in mall shop sales last year, and is our most productive mall.

Peripheral Land Development

  Approximately 76 Acres in Inventory
  Estimated market value of $12M+
  Completes and complements the retail district around the mall
  Restaurants and big-box retail users

In addition to mall development expansion projects, we continue to develop the surrounding retail district by leasing or selling out-parcel land.

Of course, the timing of land sale closings is difficult to predict, so we have downplayed this source of FFO in our discussions with investors and analysts. This is consistent with our efforts to manage the business in a conservative manner - to under-promise but over-perform.

Controlling Operating Costs

  Corporate office costs in 2000 down significantly from 1998's level:
  Gross costs down 21%, or $4.0 million annual cash flow savings
  Expensed costs (net of capitalization) is flat with 1998
  Impact is more significant to cash flows than to earnings and FFO

In 1999 we announced two restructurings to reduce the number of corporate office staff and certain other expenses, plus a further reduction in March of 2000.

While we incurred $2.2 million in 1999 and $0.4 million in March of 2000 in one-time severance and related costs, we achieved $4 million in annual cost savings.

A major part of the reductions impacted development and construction related staff in recognition of the completion of most of our improvement projects.

Since much of those costs were previously capitalized to construction, the costs savings have not directly impacted FFO significantly, but do represent a significant ongoing cash flow savings.

Technology and Retailing

  Impact of Internet retail sales on mall shop leasing and sales minimal to date
  Malls and retailers will continue to adapt to the Internet
  Mall Web-Sites implemented in early August of 2000 as mall marketing tool
  Driving customer loyalty and traffic to our malls
  Ongoing enhancements to web-sites
  Leasing section added to web-site - October 2000
  Broadband and other telecommunication services for tenants - no-investment approach

In 1999, particularly during the holiday shopping season, there was a tremendous amount of media attention about the future impact of Internet on retailing.

After the 1999 Christmas season, many media industry pundits began to realize that bricks and mortar retailing will be around for a long time and that the Internet can complement a good retailer's bricks and mortar retailing strategy.

So far, the identifiable impact of the Internet on tenant sales and importantly on our leasing activity, has been minimal.

At Crown, we are using the Internet for mall marketing purposes. In the second half of 2000 we rolled out customized shopper web-sites and customized leasing web-sites for each property. We are using the Internet to enhance our mall marketing and our leasing initiatives and we have been very pleased with both consumer and tenant responses to date.

I strongly encourage you to take a look at the new mall sites which can be accessed from our corporate web-site: www.crownamerican.com. On the following slides are some examples of the content of the sites.

The next two slides show the Capital City Mall web site.

Capital Strategy

"We will continue to focus on improving our internal cash flows by increasing mall shop occupancy and continuing our cost containment efforts. In this difficult capital market for REITs, we are managing the Company conservatively to grow internal cash flow and improve the Company's financial flexibility."

Mark E. Pasquerilla, Chairman and CEO, from February 28, 2000 press release

Moving now from operations, I'd like to briefly address capital strategy matters. This quote is over a year old but it still represents how we are managing the Company.

Recycling Capital

  External sources of capital continue to be relatively expensive
  Recycle capital - potential asset sales
  May be FFO negative but Free Cash Flow positive
  De-leverage balance sheet from asset sales, or
  Buy other assets with upside
  Preferably with JV partner to leverage capital and property management capacity
  Share repurchases also possible
  Common and/or preferred shares
  25,000 preferred shares repurchased in July 2000

While the REIT capital markets have improved this year, we recognize that external sources of new capital are still quite expensive.

We are looking at ways to recycle existing capital already deployed in the Company through potential dispositions. In this regard, it is possible that potential asset sales could be FFO negative but positive to free cash flow after capital spending and debt amortization are factored in. We are prepared to make those tradeoffs.

We sold our only non-enclosed shopping center in July 2000 and received over $1.2 million in free cash. Much of the cash proceeds were used to buy-back preferred shares.

We have no other properties under a definitive contract of sale at this time, but we are exploring several possibilities for asset sales.

Net proceeds after paying off debt could be used for debt reduction, mall acquisitions or share repurchases.

Financial Flexibility

  Line of Credit with GECC extended to Nov 2004
  Availability at 12/31/00 - $157M
  Outstanding at 03/31/0 - $141M
  Maximum availability - Up to $175M; Secured by 6 malls
  Interest at LIBOR plus 2.25%
  We fixed 5.18% LIBOR for two years on $35M via interest rate swaps (hedges) in early 2001
  16% of total debt is floating rate - $106M, net of the $35M two year interest rate hedge.
  Every 25 basis point reduction in LIBOR = 8/10 of cent annualized improvement in FFO per share
  Average rate on all debt = 7.57% at 03/31/01

In September of 2000 we extended and modified our lines of credit with GECC as noted in this slide. The new line improves our financial flexibility. We also have a small $6 million bank line of credit with no borrowings outstanding at the present time.

In early 2001 we entered into interest rate swaps that effectively locks LIBOR for 2 years at 5.18% on $35 million of our floating rate debt.

Every 25 basis point drop in LIBOR will produce a 8/10 cent improvement in FFO on an annualized basis.

Debt Maturities and Leverage

  Scheduled Debt Maturities:

2001: $10.9 million in amortization

2002: $10.3 million in amortization and $23.6 million in 2 maturing loans

2003: $9.7 million in amortization
  Debt amortization and growing EBITDA is reducing our debt leverage
  Debt to EBITDA ratio (as defined) improving:
  6.08 at year-end 1999
  5.91 at year-end 2000
  5.87 at 3/31/01

Our debt maturities are considered very manageable and are much improved over several years ago.

Required loan amortization combined with growing EBITDA is steadily improving our leverage, which is our goal, as we recognize that our leverage is higher than our peers.

Our Debt to EBITDA covenant improved significantly last year and is well below the 6.50 limit imposed under our preferred shares and Line of Credit loan.

Looking at 2001 and beyond

  Cautious on near-term retail environment
  Bullish long-term on retail and Company prospects
  Our current 2001 FFO estimates range from $1.33 to $1.37 per share
  Interest rates impact
  No redevelopment impact in 2001
  More cautious outlook on retailing
  More G&A expensed rather than capitalized
  This week gave same FFO guidance as we did in our year-end earnings release in early February

While our operating and financial trends have been strong, we are cautious about the near term retail and overall economic climate, and are planning and managing conservatively.

Despite the strong first quarter results, we held to our previous 2001 FFO estimates of $1.33 to $1.37 per share.

While we are encouraged about the lower interest rate environment and the prospects of income tax cuts which could help our consumers later in 2001, it is still early in the year.

Longer term, however, we remain quite bullish on the Company's prospects.

Crown American vs Mall Peer Group

Considerable Multiple Growth Potential Remains for Crown

------------------2001E------------------

	FFO	Dividend	Payout
	Multiple	Yield	Ratio
Crown American	5.2	11.8%	61%
Simon	7.4	7.7%	57%
Taubman	8.5	8.2%	70%
General Growth	7.1	6.1%	43%
Macerich	7.4	9.5%	71%
CBL & Assoc.	7.1	7.6%	54%
JP Realty	7.3	9.7%	71%
Glimcher	5.0	12.5%	63%

11 Mall REIT Avg.	7.0	8.9%	60%

Source: Published research reports: April 20, 2001.

.

Based on those consensus FFO estimates for 2001, Crown continues to be significantly undervalued by the market in our view.

Despite a rising stock price that has produced a 36% total return since year end, we still trade at a large discount to our mall peer companies.

I won't argue that we should trade at Simon's or Taubman's multiples, but our discount from the average is significant and represents a real investment opportunity.

The transactions announced last year concerning Urban's acquisition by Rodamco and CBL's acquisition of the Jacobs mall portfolio illustrate to us that the public markets are still significantly undervaluing mall assets.

At the reported cap rates inherent in the Urban transaction, Crown's share would trade over $20. Using the Jacob's cap rate, our shares would trade over $9. The point is that at $6.75 per share, we believe there is significant upside potential, limited downside risk, and a great current cash return from the dividend.

Multiple Expansion Potential

  Recent Crown American common share price:
  As of April 23 $6.98
  Potential common share price if valued at current peer group multiples:
  At FFO multiple avg => $9.45
  At dividend yield avg => $9.44

As this slide shows, we believe our shares have major upside pricing potential. Even if our share price remains flat and even if we do not increase our dividend again, our current dividend rate generates a 12% shareholder return.

A small share price improvement toward the peer averages can result in a large total return for investors.

For those of you who have an interest in preferred stock, our public preferred shares also represent an excellent current 12%+ yield for investors.

For individual investors, our common dividends have had a large return of capital component for tax purposes in the last few years, which gives a major boost to the tax effective yield on our common shares.

Insider Ownership

  Ownership by management and trustees continues to increase:
  1Q01: 37.9%
  2000: 37.7%
  1999: 37.2%
  1998: 35.7%
  1997: 33.2%
  One outside trustee significantly added to his position in 1999, such that he would be one of our top 20 investors.

This bullishness is evident from this slide.

Insiders have been consistently increasing their ownership position in the Company, which now stands at 37.9%.

Summary

  Positive Operating Trends
  Increasing FFO, Occupancy, Rental Rates, and Tenant Sales
  High current tax-advantaged yield
  Experienced Management and Capabilities
  Managing conservatively for cash flow during current difficult capital markets

In summary, we believe that the Crown American property portfolio has been transformed.

Our past investments are now generating solid growth and future capital spending needs are declining.

During these difficult capital markets, we are managing the Company conservatively for cash flow and to preserve and enhance our future financial flexibility.

At current prices our shares are a great investment opportunity.

Our thanks to.......

  Our Employees
  Our Trustees
  Our Loyal Shareholders

CROWN AMERICAN
REALTY TRUST

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/Terry L. Stevens

Name: Terry L. Stevens

Title: Executive Vice President and

Chief Financial Officer

Date: April 25, 2001